Exhibit 99.1

    QUOTESMITH.COM, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2004 FINANCIAL
                                     RESULTS

     -  Q4 revenues surge 100 percent to $4.4 million vs. $2.2 million for Q4
        2003

     -  Q4 cash flow from operations rises to $966,000 vs. $63,000 in Q4 2003

     -  Q4 net loss narrows to $116,000 vs. loss of $241,000 in Q4 2003

     - Full year revenues rise 63 percent to record $15.9 million vs. $9.7 million in 2003

     -  Full year net loss equals $1.8 million vs. $1.3 million net loss for
        2003

     - Full year cash flow from operations was positive $503,000 vs. negative $770,000 in 2003

    DARIEN, Ill., Feb. 2 /PRNewswire-FirstCall/ -- Quotesmith.com, Inc., (Nasdaq: QUOT), the only place on earth where you can get instant insurance quotes from over 200 leading companies and have the freedom to buy from the company of your choice, today announced financial results for the fourth quarter and year ended December 31, 2004.

    Financial Results
    Quotesmith.com reported revenues of $4.4 million in the fourth quarter of 2004, an increase of 100 percent over revenues of $2.2 million for the same quarter of last year, with almost 90% of the increase coming from the May 2004 asset acquisition of Life Quotes, Inc. The net loss for the quarter was $116,000 or $.02 per share, compared to a loss of $241,000, or $.05 per share, in the fourth quarter of 2003.

    For the year ended December 31, 2004, the Company reported record revenues of $15.9 million, up $6.2 million, or 63% from the prior year. The net loss for the year was $1.8 million or $0.31 per share, compared to a net loss of $1.28 million, or $0.26 per share, for 2003. Financial results for the year include eight months' worth of revenues and expenses from the Life Quotes acquisition.

    "Despite disappointing commission revenues for us in 2004, caused by a longer-than-expected systems integration within our new Life Quotes division, Quotesmith.com achieved progressively better financial performance throughout the year as the synergies from the Life Quotes acquisition began to take root," remarked Robert Bland, chairman and CEO. "And after ten years of steady declines, term life insurance prices are now firming and even increasing in some cases. We expect that this industry trend will bolster our business in 2005 as self-directed insurance shoppers seek to lock-in historically low rates."

    Phil Perillo, chief financial officer, remarked, "Customer acquisition cost proved to be a bright spot in 2004 as total marketing expenses decreased to 43 percent of total revenue, compared to 49 percent in 2003. Cash flow from operations gained momentum and reached a healthy $966,000 in the fourth quarter vs. $63,000 in the like quarter of 2003. Cash flow from operations was a positive $503,000 for the full year, compared to negative cash flow from operations of $770,000 in 2003. Our business model implementation is now completed at Life Quotes and we expect to achieve further financial improvements in 2005 as compared to 2004."

    Cash and investments at December 31, 2004 amounted to $9.3 million vs. $15.2 million at year-end 2003. During 2004, the Company used almost
$6 million of its cash in connection with the Life Quotes acquisition.
    Stockholders' equity amounted to $27.6 million on December 31, 2004 as compared to $16.8 million on December 31, 2003.

    About Quotesmith.com
    Originally founded in 1984, Quotesmith.com owns and operates a comprehensive consumer information service and companion insurance brokerage service that caters to the needs of self-directed insurance shoppers.
Visitors to the Company's flagship Web site, http://www.insure.com , are able to obtain free instant quotes from more than 200 leading insurers and have the freedom to buy from any company shown in an online environment free of any commercial advertisements. Insure.com also plays home to over 3,000 originally authored articles on various insurance topics and also provides free insurance decision-making tools that are not available from any other single source. Our Life Quotes division provides quotes, personal advice and brokerage services primarily by telephone using in-house licensed agents. Quotesmith.com generates revenues from receipt of industry-standard commissions, including back-end bonus commissions and volume-based contingent bonus commissions that are paid by participating insurance companies. Shares of Quotesmith.com trade on the Nasdaq SmallCap Market under the symbol "QUOT."

    Cautions about Forward-Looking Statements
    This announcement may contain forward-looking statements that involve risks, assumptions and uncertainties pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. This announcement also contains forward-looking statements about events and circumstances that have not yet occurred and may not occur. These forward-looking statements are inherently difficult to predict. Expressions of future goals and similar expressions including, without limitation, "intend," "may," "plans," "will," "believe," "should," "could," "hope," "expects," "expected," "does not currently expect," "anticipates," "predicts," "potential" and "forecast," reflecting something other than historical fact, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Investors should be aware that actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Reported Web site activity and/or quotes are not necessarily indicative of any present or future revenue. The Company will not necessarily update the information in this press release if any forward-looking statement later turns out to be inaccurate. Potential risks and uncertainties include, among others, concentration of common stock holdings, integration and management of the Life Quotes operation, declines in the life insurance industry, unpredictability of future revenues, potential fluctuations in quarterly operating results, competition, the evolving nature of its business model, risks associated with capacity constraints and the management of growth as well as the risks associated with the results of investigations of insurance company practices and potential terrorism threats. More information about potential factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 which is on file with the United States Securities and Exchange Commission. Quotesmith.com and insure.com are service marks of Quotesmith.com, Inc. All other names are trademarks of their respective owners. Copyright 2005. All rights reserved. Quotesmith.com, Inc.

                              QUOTESMITH.COM, INC.
                             STATEMENT OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                      Quarter Ended            Year Ended
                                       December 31,            December 31,
                                  ---------------------   ---------------------
                                     2004        2003        2004        2003
                                  ---------   ---------   ---------   ---------
Revenues:
  Commissions and fees            $   4,438   $   2,222   $  15,894   $   9,718
  Other                                  10           3          16          19
Total revenues                        4,448       2,225      15,910       9,737

Expenses:
  Selling & marketing                 1,658       1,001       6,866       4,735
  Operations                          1,765         669       6,531       3,034
  General &
   administrative                       862         630       3,148       2,656
  Depreciation & amort.                 332         253       1,279       1,053
Total expenses                        4,617       2,553      17,824      11,478
Operating loss                         (169)       (328)     (1,914)     (1,741)

Investment income (net)                  53          87          93         460

Net loss                          $    (116)  $    (241)  $  (1,821)  $  (1,281)

Net loss per common
 share, basic and
 diluted                          $   (0.02)  $   (0.05)  $   (0.31)  $   (0.26)

Weighted average common
 shares and equivalents
 outstanding, basic and
 diluted                              7,328       4,937       5,851       4,917

                           SELECTED BALANCE SHEET DATA
                                 (In thousands)

                                                 December 31,     December 31,
                                                     2004             2003
                                                 -------------    -------------
Cash and equivalents                             $       1,356    $         677
Investments                                              7,974           14,550
Commissions receivable                                   2,736            1,062
Land and building, net                                   5,422               --
Intangibles and goodwill                                10,579               --
Other assets                                               776            1,237
Total assets                                     $      28,843    $      17,526

Total current liabilities                        $       1,228    $         760
Total stockholders' equity                              27,615           16,766
Total liabilities &
 stockholders' equity                            $      28,843    $      17,526

SOURCE  Quotesmith.com, Inc.
    -0-                             02/02/2005
    /CONTACT: Phillip A. Perillo, Chief Financial Officer of Quotesmith.com, Inc., +1-630-515-0170, ext. 295, or phil@insure.com /
    /Web site:  http://www.insure.com /
_